UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  November 30, 2010

Universal Gold Mining Corp.
(Exact name of registrant as specified in its charter)

Nevada	333-140900	20-4856983
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Bentall Four Centre Suite 3474 – 1055 Dunsmuir Street Vancouver, British Columbia	V7X 1K8
(Address of principal executive offices)	(Zip Code)

(604) 608-0223

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

 Universal Gold Mining Corp., a Nevada corporation (“UGMC”), entered into an Option Agreement effective as of November 30, 2010 (the “Option Agreement”), with N.C.G.A. Project Acquisition Corp., a Cayman Islands corporation (“NCGA”), controlled by certain minority shareholders of UGMC, whereby UGMC shall, at its option, be entitled to acquire, and to require NCGA to transfer to UGMC, all of the issued shares in RNC (Hemco) Limited (“Hemco”), and all minority interests in certain subsidiaries of Hemco not owned by Hemco (collectively, the “Hemco Assets”).  The Hemco Assets are to be acquired by NCGA pursuant to the terms and conditions of a Share Purchase Agreement, dated as of November 30, 2010 (the “Share Purchase Agreement”), by and among NCGA, TWL Investments Ltd. (“TWL”), Thomas William Lough (“Lough”), James Randall Martin (“Martin”) and Sergio Rios Molina (“Rios” and together with TWL and Martin, the “Sellers”).  The Share Purchase Agreement provides that NCGA will acquire from Sellers all of the issued common shares of RNC (Management) Limited, which owns 100% of the interest in Hemco.  Conditional upon the sale, Lough and Martin will also transfer to NCGA for no additional consideration, all of the minority interests not already owned by Hemco in its Nicaraguan subsidiary, Hemco Nicaragua S.A. Hemco Nicaragua S.A. is a private Nicaraguan company which operates the Bonanza gold and silver mine located in Nicaragua, Central America.

The Option Agreement provides that if UGMC exercises its option, UGMC will be able to acquire the Hemco Assets from NCGA for $64,750,000, which is equal to the balance of the $65 million purchase price ($250,000 of which has already paid in the form of a non-refundable deposit) that NCGA will be required to pay to Sellers at the closing of the transactions under the Share Purchase Agreement.   Should UGMC exercise its option, UGMC agrees in the Option Agreement that it will issue or otherwise make available for issuance 1,000,000 shares of its common stock to be held in trust for employees of Hemco, including Lough, Martin and Rios, and 1,000,000 shares of its common stock for services of Lough, Martin and Rios pursuant to a management services agreement to be entered into by an entity designated by them and Hemco or one of its affiliates (the “Management Services Agreement”), provided that additional shares may be issued under the Management Services Agreement to Sellers as described below.

The consummation of the closing under the Share Purchase Agreement is subject to NCGA having obtained financing sufficient to fund the balance of the purchase price and is subject to customary conditions to closing. In the event that the value of the 1,000,000 shares to be issued under the Management Services Agreement, based on the price of any UGMC shares issued under a financing to fund the balance of the purchase price, is less than $400,000, then Sellers will be issued such number of additional shares of UGMC’s common stock so that the product of the total number of shares to be issued under the Management Services Agreement and the price in such financing will be at least $400,000.

Pursuant to the Share Purchase Agreement, each Seller has agreed to severally indemnify and defend NCGA and its affiliates, including UGMC, against, and hold harmless from and against, standard losses as well as any matters related to the business or assets or liabilities of Sellers or their affiliates, subject to certain exemptions. NCGA has agreed to indemnify and defend Sellers and their affiliates against, and hold harmless from, standard losses.  Both Sellers and NCGA have agreed that where a loss relates to a failure of any representation or warranty in the Share Purchase Agreement, the indemnifying party will not be liable for losses unless the aggregate losses incurred by the indemnitee exceeds $500,000, in which case all such losses are indemnifiable from the first dollar.

The Share Purchase Agreement includes customary representations, warranties and covenants. It also includes a covenant whereby Sellers have granted to NCGA (or with Sellers’ consent, may grant to UGMC or any other affiliates of NCGA), the right to acquire from Sellers’ affiliate a $2,500,000 loan to Vesubio Mining S.A. with an annual interest rate of 12% at a purchase price equal to the face value of the loan plus any accrued and unpaid interest.

Either the Sellers or NCGA may terminate the Share Purchase Agreement if the closing does not occur on or before December 31, 2010 or a governmental entity issues an order or takes action that permanently restrains, enjoins or otherwise prohibits the acquisition. Additionally, NCGA may terminate the Share Purchase Agreement if it is unable to obtain financing sufficient to fund the purchase price of the acquisition.

Under the Share Purchase Agreement, NCGA may transfer or assign to UGMC without Sellers’ consent any companies to be acquired by NCGA or any of their assets or any of NCGA’s rights under the Share Purchase Agreement.  Under the Option Agreement, in addition to the shares in Hemco and other than assets that NCGA is otherwise obligated under the terms of the Share Purchase Agreement to transfer to Sellers or their affiliates, NCGA agrees to transfer to UGMC any other assets of RNC (Management) Limited or its subsidiaries as UGMC may determine and to assign to UGMC any of NCGA’s rights and obligations under the Share Purchase Agreement as UGMC may request.

The foregoing is a summary of the terms of the Option Agreement and the Share Purchase Agreement and does not purport to include all of the terms of such agreements. The summary of each of the Option Agreement and the Share Purchase Agreement is subject to, and qualified in its entirety by, the full text of the Option Agreement attached hereto as Exhibit 2.1 and the Share Purchase Agreement attached hereto as Exhibit 2.2, both of which are incorporated herein by reference.

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of December 2, 2010, the Board of Directors of UGMC (the “Board”) has appointed David Cather, 51, as Interim Chief Executive Officer and Craig Niven, 54, as Interim Chief Financial Officer of UGMC to fill the officer vacancies created by the resignation of David Rector.  Mr. Niven was appointed by the Board to serve as Assistant Secretary of UGMC on November 23, 2010.

Mr. Cather and Mr. Niven will serve as Interim Chief Executive Officer and Interim Chief Financial Officer, respectively, until their successors are duly appointed and qualified or until their earlier resignation or removal.

Mr. Cather has been a member of the Board since June 3, 2010.  Mr. Cather graduated from the Royal School of Mines, Imperial College, and has extensive experience in the development and management of a wide range of resource projects.  He has held senior executive positions at operational and line management levels with both De Beers and Anglo American.  Mr. Cather is a Chartered Engineer, a member of IoM3, and a Competent Person.  He is a director of Compostela Mining Limited, an exploration company with copper/gold porphyry assets in the Philippines.

Mr. Cather is a retained consultant to Grafton Resources Investments, Ltd. (“Grafton”).  On June 29, 2010, UGMC entered into a Convertible Loan Note and a Put and Call Option Agreement with Grafton which was amended August 24, 2010 by a Deed of Variation (as amended, the “Kolar Agreement”), whereby UGMC paid  £680,000 (or approximately US$1,028,000) to subscribe for a Note and Warrants (as such terms are defined in the Kolar Agreement) of Kolar Gold Plc (“Kolar”) and Grafton granted to UGMC (i) a 90-day call option, commencing on August 16, 2010, to acquire Grafton’s interests in Kolar and (ii) a 90-day put option to require Grafton to acquire from UGMC its entire interest in the Note and Warrants for an aggregate price of £680,000.  On November 12, 2010, UGMC exercised the put option and required Grafton to purchase UGMC's entire interest in the Note and Warrants and return the £680,000 UGMC paid for them. Grafton paid such amount to UGMC on November 30, 2010.

Mr. Niven is a director of and 48% shareholder in Arlington Group Asset Management Limited (“AGAM”). AGAM is the Investment Manager of the Arlington Special Situations Fund Limited (“ASSF”). ASSF previously owned convertible loan notes issued by Grafton.

Item 9.01   Financial Statements and Exhibits.

(d).	Exhibits.

2.1	Option Agreement, dated as of November 30, 2010, by and between Universal Gold Mining Corp. and N.C.G.A. Project Acquisition Corp.

2.2	Share Purchase Agreement, dated as of November 30, 2010, by and among N.C.G.A. Project Acquisition Corp., TWL Investments Ltd., Thomas William Lough, James Randall Martin and Sergio Rios Molina.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL GOLD MINING CORP.

By:	/s/ Craig Niven
Name: Craig Niven
Title: Interim Chief Financial Officer and Assistant Secretary

Dated: December 6, 2010